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                                                                    EXHIBIT 99.3

                               DTI HOLDINGS, INC.

             OFFER TO EXCHANGE ITS 12 1/2% SERIES B SENIOR DISCOUNT
               NOTES DUE MARCH 1, 2008 FOR ALL OF ITS OUTSTANDING
                 12 1/2% SENIOR DISCOUNT NOTES DUE MARCH 1, 2008

To:  Brokers, Dealers, Commercial Banks
     Trust Companies and Other Nominees:

                  DTI HOLDINGS, Inc., a Missouri corporation (the "Company"), is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated ______________, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 12 1/2% Series B Senior Discount Notes due March 1, 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 12 1/2% Senior Discount Notes due March 1, 2008 (the "Private Notes" and, together with the Exchange Notes, the "Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Notes Registration Rights Agreement dated February 23, 1998, between the Company and the Initial Purchasers of the Private Notes referred to therein.

                  We are requesting that you contact your clients for whom you hold Private Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Private Notes registered in your name or in the name of your nominee, or who hold Private Notes registered in their own names, we are enclosing the following documents:


                   1.  The Prospectus;

                   2. The Letter of Transmittal for your use and for the
                      information of your clients;

                   3. A Notice of Guaranteed Delivery to be used to accept the
                      Exchange Offer if certificates for Private Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;


                   4. A form of letter which may be sent to your clients for
                      whose account you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;


                   5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and


                   6. Return envelopes addressed to the Bank of New York the
                      Exchange Agent for the Private Notes.




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Brokers, Dealers, Commercial Banks
Trust Companies and Other Nominees:
____________________,1998
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                  YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___________________, 1998, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). PRIVATE NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

                  To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal ( or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

                  If holders of Private Notes wish to tender, but it is impracticable for them to forward their certificates for Private Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

                  The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Private Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Private Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

                  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Bank of New York, as Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.



                                                     Very truly yours,



                                                     DTI HOLDINGS, INC.

                  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.



Enclosures